June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023 (April 26, 2023)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.07 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 26, 2023, ArcBest Corporation (the “Company”) held its 2023 annual meeting of stockholders, at which meeting the following five proposals were voted on by stockholders:

(i)	the election of directors to the Company’s Board of Directors (the “Board”) until the 2024 annual stockholders meeting;
(ii)	the annual advisory vote on the compensation of the Company’s Named Executive Officers;
(iii)	an advisory vote on the frequency of holding future advisory votes on executive compensation;
(iv)	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023; and
(v)	the approval of an amendment of the Company’s Restated Certificate of Incorporation to update the exculpation provision.

The results of the stockholders’ votes are reported below.

Proposal I: The following directors were elected by the indicated vote:

Directors	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Salvatore A. Abbate	20,515,753	1,129,036	21,617	1,313,587
Eduardo F. Conrado	7,895,451	13,749,308	21,647	1,313,587
Fredrik J. Eliasson	20,322,708	1,322,161	21,537	1,313,587
Michael P. Hogan	20,324,099	1,321,303	21,004	1,313,587
Kathleen D. McElligott	17,016,044	4,629,571	20,791	1,313,587
Judy R. McReynolds	20,112,740	1,532,308	21,358	1,313,587
Craig E. Philip	16,920,232	4,723,155	23,019	1,313,587
Steven L. Spinner	20,123,076	1,520,515	22,815	1,313,587
Janice E. Stipp	20,273,162	1,370,017	23,227	1,313,587

As reflected above, Mr. Conrado was re-elected by a plurality of the votes cast but received less than a majority of the votes cast in connection with his election to the Board. The Company believes that Mr. Conrado receiving the support of less than a majority of votes cast for his election was not related to his performance, but rather was related to proxy advisory firm recommendations regarding certain bylaw provisions adopted by the Company in October 2022.  In response to the bylaw amendments, such advisory firms recommended stockholders vote, and certain institutional investors voted, against Mr. Conrado’s re-election because he is the chair of the Nominating/Corporate Governance Committee. In accordance with the Company’s bylaws, Mr. Conrado has tendered his resignation. The Nominating/Corporate Governance Committee of the Board will consider Mr. Conrado’s tendered resignation and recommend to the Board whether to accept or reject it. The Board will act on such resignation, taking into account such recommendation, within 90 days following certification of the election results.

Proposal II: The annual advisory vote on the compensation of the Company’s Named Executive Officers was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,973,537	2,654,431	38,438	1,313,587

Proposal III: The frequency of “1 year” was approved by a vote of stockholders as follows:

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
18,602,787	17,906	2,024,392	1,021,321	1,313,587

Consistent with the preferred frequency expressed by our stockholders, the Board has determined that the Company will hold future advisory votes to approve the compensation of the Company’s named executive officers on an annual basis. These annual advisory votes will continue each year until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2029.

Proposal IV: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained
21,907,268	1,041,662	31,063

Proposal V: The amendment of the Company’s Restated Certificate of Incorporation to update the exculpation provision was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,774,121	3,864,037	28,248	1,313,587

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	May 2, 2023	/s/ Michael R. Johns
Michael R. Johns
Chief Legal Officer
and Corporate Secretary